                                 AMENDMENT NO. 2

                                       TO

               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT

                          dated as of November 9, 2000

                                      among

                            RENTAL CAR FINANCE CORP.,
                                    as Lessor

                        DOLLAR RENT A CAR SYSTEMS, INC.,
                                   as a Lessee

                        THRIFTY RENT-A-CAR SYSTEM, INC.,
                                   as a Lessee

                                       and

                     DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                        as Master Servicer and Guarantor

                                 AMENDMENT NO. 2
              TO MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT

         This Amendment No. 2 to Master Motor Vehicle Lease and Servicing Agreement dated as of November 9, 2000 ("Amendment"), among Rental Car Finance Corp., an Oklahoma corporation, as Lessor ("Lessor"), Dollar Rent A Car Systems, Inc., an Oklahoma corporation, as a Lessee ("Dollar"), Thrifty Rent-A-Car System, Inc., an Oklahoma corporation, as a Lessee ("Thrifty") (Dollar and
Thrifty are collectively referred to herein as the "Lessees"), and Dollar Thrifty Automotive Group, Inc., a Delaware corporation, as Master Servicer and Guarantor (in such capacity, the "Guarantor")(Lessor, Lessees and the Guarantor are collectively referred to herein as the "Parties").

                                    RECITALS:

         A. Lessor, Lessee and the Guarantor entered into that certain Master Motor Vehicle Lease and Servicing Agreement dated as of March 4, 1998, as subsequently amended by Amendment No. 1 to Master Motor Vehicle Lease and Servicing Agreement dated as of November 19, 1998 (collectively, the "Master Lease"); and

         B. The Parties wish to amend the Master Lease as provided herein.

         NOW THEREFORE, the Parties hereto agree as follows:

         1. Definitions. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Master Lease.

         2. Amendments.  The Master  Lease is hereby  amended by  deleting
Section 24.15 in its entirety and replacing it with the following:

                  "Section 24.15. Dividends or other Distributions by Guarantor. On and after the Lease Commencement Date, DTAG will not declare, pay or make any Distribution with respect to any shares of its Capital Stock (now or hereafter outstanding) or on any warrants, options or other rights with respect to any such shares of Capital Stock (now or hereafter outstanding) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of Capital Stock (now or hereafter outstanding) of DTAG, or warrants, options or other rights with respect to any such shares of Capital Stock (now or hereafter outstanding) of DTAG; provided, however, that DTAG may declare, pay and make cash Distributions to, and purchase or redeem any shares of any class of its Capital Stock held by, its stockholders in any Fiscal Year, so long as

                  (i) both before and after giving  effect to any such  payment, purchase or redemption, no Lease Event of Default, Amortization Event, Liquidation Event of Default or Series 1998-1 Limited Liquidation Event of Default shall have occurred and be continuing,

                  (ii) the aggregate amount of

                  (A)  such  Distribution  to be made by DTAG  pursuant  to this
                  Section 24.15, when added to the aggregate amount of all such Distributions during the Fiscal Year in which such Distribution would be made, does not exceed the amount set forth below opposite such Fiscal Year


                    Fiscal Year                          Amount
                    -----------                          ------
                  2000 Fiscal Year         The lesser of (i) 25% of Excess Cash
                                               Flow for the 1999 Fiscal Year and
                                               (ii) $5,000,000
                  2001 Fiscal Year          The lesser of (i) 25% of Excess Cash
                                               Flow for the 2000 Fiscal Year and
                                               (ii) $8,000,000
                  2002 Fiscal Year          The lesser of (i) 25% of Excess Cash
                                               Flow for the 2001 Fiscal Year and
                                               (ii) $11,000,000
                  2003 Fiscal Year          The lesser of (i) 25% of Excess Cash
                                               Flow for the 2002 Fiscal Year and
                                               (ii) $14,000,000
                  2004 Fiscal Year          The lesser of (i) 25% of Excess Cash
                                               Flow for the 2003 Fiscal Year and
                                               (ii) $17,000,000
                  2005 Fiscal Year          The lesser of (i) 25% of Excess Cash
                                               Flow for the 2004 Fiscal Year and
                                               (ii) $20,000,000; or

                  (B) such purchase or redemption  does not exceed the excess of
                  (1) the sum of (x) $15,000,000 and (y) 25% of Cumulative Excess Cash Flow (as defined in the Credit Agreement) over (2) the sum of (x) the aggregate amount of Distributions made prior to such date and subsequent to January 1, 2000 by DTAG, and (y) the aggregate amount of all other purchases and redemptions consummated prior to such purchase or redemption."

         3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Master Lease, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Master Lease, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Master Lease specifically referred to herein and any references in the Master Lease to the provisions of the Master Lease specifically referred to herein shall be to such provisions as amended by this Amendment.

         4. Applicable Provisions. Pursuant to Section 22 of the Master Lease, the Lessor, the Lessees and the Guarantor may enter into an amendment to the Master Lease provided that the Master Collateral Agent and the Trustee, the Required Group II Noteholders and each Enhancement Provider with respect to each Series of Notes included in Group II consent thereto in writing.

         5. Waiver of Notice.   Each  of the  Parties  hereto  waives  any prior
notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

         6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

         7. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                       LESSOR:

                                       RENTAL CAR FINANCE CORP.,
                                       an Oklahoma corporation

                                       By: _____________________________________
                                           Pamela S. Peck
                                           Vice President and Treasurer

                                       LESSEES:

                                       DOLLAR RENT A CAR SYSTEMS, INC.,
                                       an Oklahoma corporation

                                       By: _____________________________________
                                           Michael H. McMahon
                                           Treasurer

                                       THRIFTY RENT-A-CAR SYSTEM, INC.,
                                       an Oklahoma corporation

                                       By: _____________________________________
                                           Pamela S. Peck
                                           Treasurer

                                       GUARANTOR:

                                       DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                                       a Delaware corporation

                                       By: _____________________________________
                                           Pamela S. Peck
                                           Treasurer

         The following hereby consent to the foregoing Amendment as of the day and year first above written.

                                       MASTER COLLATERAL AGENT AND TRUSTEE:

                                       BANKERS TRUST COMPANY, a New York banking corporation

                                       By: _____________________________________
                                           Name: _______________________________
                                           Title: ______________________________

                                       SOLE GROUP II NOTEHOLDER:

                                       DOLLAR THRIFTY FUNDING CORP.,
                                       an Oklahoma corporation

                                       By: _____________________________________
                                           Pamela S. Peck
                                           Vice President and Treasurer

                                       ENHANCEMENT PROVIDER:

                                       CREDIT SUISSE FIRST BOSTON, NEW YORK
                                       BRANCH, a Swiss banking corporation

                                       By: _____________________________________
                                           Name: _______________________________
                                           Title: ______________________________

                                       By: _____________________________________
                                           Name: _______________________________
                                           Title: ______________________________